SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.
                    ----------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 25, 1999



                         ELLIGENT CONSULTING GROUP, INC.
             [Exact Name of Registrant as specified in its Charter]




         Nevada                   33-14576-D                 87-0453842
[State or Other Jurisdiction [Commission File No.]         [IRS Employer
     of Incorporation]                                   Identification No.]



           152 West 57th Street,  40th Floor,  New York, New York 10019
               [Address of principal executive offices; ZIP Code]




        Registrant's Telephone No., including Area Code:  (212) 765-2915


                                      N/A
            (Former name or Former Address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

    (a)  Previous Independent Accountants:

         (i) Hansen, Barnett & Maxwell ("Hansen") by the letter dated January 25, 1999, was dismissed as the independent accountants for the Registrant.

         (ii) The reports of Hansen on the financial statements of the Registrant for the past two fiscal years contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, however, the reports for the past two fiscal years were modified as to uncertainty.

         (iii) The Registrant's Board of Directors approved the dismissal of Hansen.

         (iv) For the two most recent fiscal years and through January 25, 1999, there have been no disagreements between the Registrant and Hansen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Hansen to make a reference thereto in its report on the Registrant's financial statements for such period.

         (v) During the two most recent fiscal years and through January 25, 1999, there have been no reportable events (as defined in Regulation S-K, Item 304 (a)(1)(v)).

The Registrant has requested that Hansen furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Hansen agrees with the above statements. A copy of such letter will be filed as an amendment to this Form 8-K.

    (b)  New Independent Accountants:

         (i) The Registrant engaged Moore Stephens, P.C. ("Moore Stephens"), 340 North Avenue, Cranford, New Jersey 07016, as its new independent accountants as of January 25, 1999. Prior to such date, the Registrant did not consult with Moore Stephens regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Moore Stephens, or (iii) any other matter that was the subject of a disagreement between the Registrant and its auditor (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.  Change in Fiscal Year

On January 25, 1999, the Board of Directors of the Registrant approved the change of the Registrant's year end from July 31, to December 31. The transition report will be filed on Form 10-KSB for the period August 1, 1998 through December 31, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              ELLIGENT CONSULTING GROUP, INC.


Dated:January 28, 1999                        By:  /s/ Edwin T. Brondo
                                                 -----------------------------
                                                   Edwin T. Brondo
                                                   Chief Financial Officer

                         Elligent Consulting Group, Inc.




                                January 25, 1999




Mr. Douglas Hawkes
Hansen, Barnett & Maxwell
345 East 300 South, Suite 200
Salt Lake City, Utah 84111-2693

Dear Mr. Hawkes:

On behalf of Elligent Consulting Group, Inc. (the "Company" or "Elligent"), I wish to thank you for your efforts in past audits for Elligent and Arena Group, Inc.

Now that our headquarters is located in New York City, we have assigned a new auditor for the Company as noted below. Please be advised that effective immediately Hansen, Barnett & Maxwell is hereby dismissed as the independent auditor of Elligent Consulting Group, Inc.

Please provide to us at your earliest convenience a letter addressed to the Securities and Exchange Commission stating whether you agree with the statements set forth in the attached Form 8-K under Item 4(a) thereof.

We have engaged Moore Stephens, P.C. to audit our financial statements for the year ending July 31, 1999. In accordance therewith, they would like to make inquiries and examine your workpapers for the audit of our financial statements for the years ended July 31, 1998 and 1997. Also, they would like to examine the tax records maintained by you for the three years prior to our current audit date. We hereby authorize you to respond fully and without limitation to their request

Please allow our auditors to copy any information needed from files related to our financial statements or tax return that they request (unless proprietary in nature) and bill our company for the reproduction costs.

We have represented to our auditors that we are not involved with your firm in any disputes about accounting principles, audit procedures, or similarly significant items and that we have paid in full for all services rendered by you to date. You will be contacted by James Mortenson or James Alviggi of this audit firm concerning these matters.

Please feel free to contact me regarding the foregoing. Again, on behalf of Elligent, I would like to thank you for all of your assistance.

Sincerely,



Edwin T. Brondo
Chief Financial Officer






                         Elligent Consulting Group, Inc.
                 152 West 57th Street, New York, New York 10019
         Tel: 212-765-2915 Fax: 212-765-2924 email: info@elligent.com website: www.elligent.com